Exhibit 10.4

PREPARED BY AND

AFTER RECORDING RETURN TO:

William F. Timmons, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E., Suite 5300

Atlanta, Georgia 30308

AMENDED AND RESTATED OPEN-END FEE AND LEASEHOLD MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Maximum Principal Indebtedness Not to Exceed $500,000,000.00)

GREEN WELLNESS INVESTORS, LLLP,

a Florida limited liability limited partnership,

as Fee Mortgagor

and

GREEN MEDICAL INVESTORS, LLLP,

a Florida limited liability limited partnership,

as Leasehold Mortgagor

TO

KEYBANK NATIONAL ASSOCIATION,

a national banking association, as Agent,

as Mortgagee

DATED: AS OF August 28, 2013

County: Summit

State: Ohio

MORTGAGE AS FIXTURE FILING:

This mortgage covers goods which are or are to become fixtures, is effective as a financing statement filed as a fixture filing and is to be filed in the real property records of the Recorder’s Office of Summit County, Ohio

THIS AMENDED AND RESTATED OPEN-END FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made and entered into as of this 28th day of August, 2013, by and among GREEN WELLNESS INVESTORS, LLLP, a Florida limited liability limited partnership (“Fee Mortgagor”) and GREEN MEDICAL INVESTORS, LLLP, a Florida limited liability limited partnership (“Leasehold Mortgagor; Fee Mortgagor and Leasehold Mortgagor, collectively, “Grantor”), as mortgagor, having a mailing address of 4211 W. Boy Scout Boulevard, Tampa, Florida 33607, and KEYBANK NATIONAL ASSOCIATION, as mortgagee, a national banking association (“KeyBank”), having a mailing address of 4910 Tiedeman Road, 3rd Floor, Brooklyn, Ohio 44144, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia 30328, Attn: Daniel Stegemoeller, as Agent (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”) for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain First Amended and Restated Credit Agreement, dated as of November 19, 2012, by and among Carter/Validus Operating Partnership, LP, a Delaware limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to First Amended and Restated Credit Agreement and Amendment to Unconditional Guaranty of Payment and Performance, dated as of March 15, 2013 (the “March 2013 Amendment”), that certain Second Amendment to First Amended and Restated Credit Agreement dated as of June 11, 2013 and that certain Third Amendment to First Amended and Restated Credit Agreement and Other Loan Documents, dated as of August 9, 2013 (the “August 2013 Amendment”) (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Grantor is a Guarantor and will benefit from the Credit Agreement, as more fully set forth in the Guaranty (as hereinafter defined) executed by Grantor, and is granting this Instrument in consideration for such benefit.

W I T N E S S E T H:

WHEREAS, Fee Mortgagor is the fee simple owner of the “Fee Premises” (as hereinafter defined);

WHEREAS, Leasehold Mortgagor owns a leasehold estate in a portion of the Fee Premises hereinafter defined as the “Leased Premises” pursuant to the Ground Lease (as hereinafter defined);

WHEREAS, in connection with the Credit Agreement, Fee Mortgagor entered into that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 28, 2012, and recorded as Instrument No. 55918933, Summit County, Ohio records, as amended by First Amendment to Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents dated as of March 15, 2013, and recorded as Instrument No. 55939029 in the aforesaid records, and as further amended by Second Amendment to Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents dated as of August 9, 2013, and recorded as Instrument No. 55981513 in the aforesaid records (said mortgage, as amended, the “Original Mortgage”);

WHEREAS, in connection with the granting of an encumbrance on the Leased Premises, Fee Mortgagor and Leasehold Mortgagor are amending and restating the Original Mortgage.

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby mortgage, grant, bargain, sell convey, assign, transfer and set over unto Agent and for the ratable benefit of the Lenders and the holders of the Hedge Obligations, and their successors and assigns, all of Grantor’s right, title and interest in and to the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”):

(a) The fee interest in and to all those tracts or parcels of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Fee Premises”).

(b) The leasehold interests, leasehold estates and all right of Leasehold Mortgagor (including without limitation, all renewal or purchase options, if any) in and to all those tracts or parcels of land and easements more particularly described on Exhibit “D” attached hereto and by this reference made a part hereof (the “Leased Premises”; the Leased Premises together with the Fee Premises, the “Land”) created pursuant to that certain Amended and Restated Ground Lease by and between Fee Mortgagor, as landlord, and Leasehold Mortgagor, as tenant, dated as of June 25, 2012, as evidenced by that certain Amended and Restated Memorandum of Ground Lease, dated as of December 28, 2012, recorded as Instrument No. 55918932, Summit County, Ohio (as the same may have been or may hereafter be assigned, amended, restated, replaced, supplemented or otherwise modified from time to time, the “Ground Lease”), and all rights, benefits, privileges, and interests of Leasehold Mortgagor in and to the Ground Lease and all modifications, extensions, renewals, and replacements thereof, and all deposits, credits, options, privileges, and rights of Leasehold Mortgagor as tenant under the Ground Lease, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Leasehold Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Leasehold Mortgagor either in law or in equity, in possession or expectancy, of, in and to Leasehold Mortgagor’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of Title 11 U.S.C.A. §101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”) or any other creditors rights law to terminate or treat the

Ground Lease as terminated or to consent to the transfer of Fee Mortgagor’s interest in the Land and the Improvements free and clear of the Ground Lease under Section 363 of the Bankruptcy Code or under any other creditors rights law in the event (i) of any bankruptcy or other debtor relief proceeding of Fee Mortgagor, and (ii) (A) the rejection of the Ground Lease by Fee Mortgagor, as debtor in possession, or by a trustee for Fee Mortgagor, pursuant to Section 365 of the Bankruptcy Code or under any other creditors rights law or (B) any attempt by Fee Mortgagor, as debtor in possession, or by a trustee for Fee Mortgagor, to transfer Fee Mortgagor interest in the Land and the Improvements under Section 363 of the Bankruptcy Code or under any other creditors rights law.

(c) All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(d) All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

(e) All leases and all subleases, tenancies, occupancies and licenses, whether oral or written including, without limitation, the Ground Lease (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases, all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, all escrow agreements relating to any of the Leases, escrow funds, including, without limitation, any funds escrowed for tenant improvements, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

(f) All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

(g) All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired.

(h) All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, property, possessions, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (h), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

(i) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

(j) All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Agent for the ratable benefit of the Lenders and the holders of the Hedge Obligations and their respective successors and assigns, IN FEE SIMPLE forever; and Fee Mortgagor and Leasehold Mortgagor each covenants that it is lawfully seized and possessed of its respective interest in the Property as aforesaid, and each has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Fee Mortgagor and Leasehold Mortgagor each does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto, or otherwise specifically approved by Agent in writing after the date hereof.

TO SECURE the following described obligations (collectively, the “Secured Obligations”):

(a) The debt evidenced by (i) those certain Amended and Restated Term Loan Notes made by Borrower in the aggregate principal amount of Fifty-Five Million and No/100 Dollars ($55,000,000.00) to the order of the Term Loan Lenders, each of which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2017, unless extended as provided in the Credit Agreement, and which evidence a term loan in the initial principal amount of up to $55,000,000.00 which may be increased pursuant to Section 2.11 of the Credit Agreement, (ii) those certain Amended and Restated Revolving Credit Notes made by Borrower in the aggregate principal amount of One Hundred Seventy Million and No/100 Dollars ($170,000,000.00) to the order of the Revolving Credit Lenders, each of which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2016, unless extended as provided in the Credit Agreement, and which evidence a revolving credit loan in the initial principal amount of up to $170,000,000.00 which may be increased pursuant to Section 2.11 of the Credit Agreement, (iii) that certain Amended and Restated Swing Loan Note made by Borrower in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) to the order of KeyBank, which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2016, unless extended as provided in the Credit Agreement, and which evidences a swing loan in the initial principal amount of up to $10,000,000.00, and (iv) each other note as may be issued under the Credit Agreement, including, without limitation, to reflect any increase of the term loan described herein (which is due and payable on or before August 9, 2017, unless extended as provided in the Credit Agreement), the revolving credit loan or the swing loan described herein (each of which is due and payable on or before August 9, 2016, unless extended as provided in the Credit Agreement), each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated; provided, however, that the maximum principal indebtedness under the promissory notes described in clauses (i) through (iv) above shall not exceed the aggregate amount of Three Hundred Fifty Million and no/100 Dollars ($350,000,000.00) (collectively, the “Note”);

(b) The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of March 30, 2012, as amended by that certain First Amendment to Unconditional Guaranty of Payment and Performance, dated as of June 29, 2012, that certain Second Amendment to Unconditional Guaranty of Payment and Performance dated as of July 19, 2012, that certain Omnibus Amendment of Loan Documents dated as of November 19, 2012, and the March 2013 Amendment and the August 2013 Amendment (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit;

(c) Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

(d) The payment, performance and discharge of each and all of the Hedge Obligations;

(e) Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f) All costs and expenses incurred by the Agent, the Lenders and the holders of the Hedge Obligations in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents and the agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”) (collectively, the “Enforcement Costs”).

Notwithstanding anything to the contrary contained herein, under no circumstances shall the Secured Obligations include any obligation that constitutes an Excluded Hedge Obligation of the Grantor.

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated, then this Instrument shall be released.

Grantor hereby further covenants and agrees with Agent as follows:

ARTICLE 1

1.01 Payment of Secured Obligations. Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02 Funds for Impositions. After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Note, until the

Note is paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement. The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof. The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations. Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof. In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions, Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent. Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor. Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts. Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default. If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof. Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

1.03 Impositions, Liens and Charges. Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03. Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement. Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement. Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04 Taxes, Liens and Other Charges.

(a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax. If Grantor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sums secured by this Instrument and all interest accrued thereon shall, at the option of Agent, become immediately due and payable.

(b) Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05 Insurance.

Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in the Credit Agreement. Grantor shall pay all premiums on such insurance policies. All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement. Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement. In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance. In the event of a foreclosure sale, Agent is hereby authorized, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest of such purchaser to be protected by any of such policies. In case of Grantor’s failure to keep the Property properly insured as required herein, Agent, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower’s and Grantor’s sole expense.

1.06 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07 Care, Use and Management of Property.

(a) Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

(b) Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like kind and value or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c) If the Property or any part thereof is materially damaged by fire or any other cause, Grantor will give immediate written notice thereof to Agent.

(d) Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(e) Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition (ordinary wear and tear excepted).

(f) Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(g) Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed. Grantor shall not abandon the Property. Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent. Grantor shall comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(h) To the extent permitted under the terms of the applicable Leases, Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement during normal business hours and upon reasonable advance notice, or at any other time when necessary or appropriate in an emergency circumstance or during the continuance of an Event of Default, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(i) If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(j) Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08 Leases and other Agreements Affecting Property.

(a) As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property. Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues. Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b) Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the mortgagee hereunder, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues. Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c) Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof. Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d) If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations. Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations. Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e) It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f) In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Grantor after the occurrence of an Event of Default advising Grantor of the revocation of Grantor’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09 Leases of the Property.

(a) Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent. Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property. Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b) There shall be no merger of (i) the leasehold estates created by the Leases with the fee estate of the Fee Premises, or (ii) the leasehold estates created by the Leases (other than the Ground Lease) with the leasehold estate of the Leased Premises without the prior written consent of Agent. Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c) Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10 Security Agreement.

(a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”). A financing statement or statements reciting this Instrument to be a security agreement affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election. Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement, or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b) Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and has executed or authorized at the request of Agent such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c) The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Ohio, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d) Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e) The Grantor hereby covenants and agrees that:

(1) Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2) Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein. If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3) Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

(4) Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all steps necessary to properly maintain any formal registrations on the general intangibles, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11 Further Assurances; After-Acquired Property. At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further mortgages, deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument, the other Loan Documents and the Hedge Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12 Expenses. Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent or the holders of the Hedge Obligations is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent or the holders of the Hedge Obligations shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13 Subrogation. Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Note, any other Loan Document or any Hedge Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Note, the Credit Agreement, any other Loan Document or any Hedge Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted. The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Note, the Credit Agreement or any other Loan Document or any Hedge Document.

1.15 Conveyance of Property. Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Note and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Borrower of the loans evidenced by the Note, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01 Events of Default. The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment or performance of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (c) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (d) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (e) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (f) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent and Grantor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Grantor thereof.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03 Right to Enter and Take Possession.

(a) If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c) Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement. Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise. Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Performance by Agent. If there shall be a Default or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

2.05 Receiver. If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Ohio. Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06 Enforcement.

(a) If an Event of Default shall have occurred and be continuing, to the extent permitted by law, Agent, at its option, may effect the foreclosure of this Instrument by selling the Property (or such portion or portions thereof as the Agent may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale not less than once a week for three successive weeks in a newspaper having general circulation in the city or county in which the Land being sold lies. At any foreclosure sale, such portion of the Property as is offered for sale may, at the Agent’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b) If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

2.07 Purchase by Agent. Upon any foreclosure sale, Agent, on behalf of the Lenders and the holders of the Hedge Obligations, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price. Agent shall be permitted to assign its credit bid to any third party.

2.08 Application of Proceeds of Sale. The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11 Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12 Leases; Licensees. Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15 Waiver.

(a) No delay or omission of Agent, any Lender or any holder of the Hedge Obligations to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Agent, the Lenders or any holder of the Hedge Obligations to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent, any Lender or any holder of the Hedge Obligations of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b) If Lenders or Agent on behalf of the Lenders, or any holder of the Hedge Obligations (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement, any other Loan Document or any Hedge Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Instrument, any other Loan Document or any Hedge Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16 Suits to Protect the Property. Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders or the holders of the Hedge Obligations.

2.17 Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent, Lenders and the holders of the Hedge Obligations allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.18 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT, THE LENDERS AND/OR THE HOLDERS OF THE HEDGE OBLIGATIONS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO CAUSE AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF

THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19 Claims Against Agent, Lenders and Holders of Hedge Obligations. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent, the Lenders or any holder of the Hedge Obligations for any claim under or related to this Instrument, the Note, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim. Any failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

2.20 [Intentionally Omitted].

2.21 Indemnification; Subrogation; Waiver of Offset.

(a) Grantor shall indemnify, defend and hold Agent, the Lenders and the holders of the Hedge Obligations harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent, or the Lenders or the holders of the Hedge Obligations in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, the Lenders or the holders of the Hedge Obligations for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent, a Lender or a holder of a Hedge Obligation by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b) If Agent, a Lender or a holder of a Hedge Obligation is made a party defendant to any litigation or any claim is threatened or brought against Agent, a Lender or a holder of a Hedge Obligation concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, a Lender or a holder of a Hedge Obligation for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods. If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders, the holders of the Hedge Obligations and each of their respective officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d) ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY AGENT OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

2.22 Revolving Credit/Future Advance. This Instrument secures Secured Obligations which may provide for a variable rate of interest as well as revolving credit advances and other future advances, whether such advances are obligatory or otherwise. Advances under the Note are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties. This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record. Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

ARTICLE 3

3.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Grantor and Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Grantor or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

3.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04 Applicable Law. This Instrument will be governed by the substantive laws of the State of Ohio, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the State of Ohio. Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

3.06 Conflict with Credit Agreement Provisions. Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.07 Assignment. This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

3.09 Grantor. Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them. The obligations of Grantor hereunder shall be joint and several. If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for it, represent and warrant to Agent that this Instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

3.10 Place of Payment; Forum; Waiver of Jury Trial. All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument). Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations. Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT

ARTICLE 4– STATE SPECIFIC PROVISIONS

4.01 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

4.02 State-Specific Provisions. With respect to the Property (which Property is located in the State of Ohio), notwithstanding anything contained herein to the contrary:

(a) Grantor and Agent intend that this Instrument shall secure the unpaid balance of any loan advances made by Agent and/or the Lenders after this Instrument is delivered to the county recorder for recording to the fullest extent and with the highest priority contemplated by Section 5301.232 of the Ohio Revised Code. The maximum amount of all loan advances, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated by this Instrument and in Section 5301.233 of the Ohio Revised Code, which may be outstanding at any time, is Five Hundred Million and No/100 Dollars ($500,000,000.00). If and to the extent applicable, the Grantor hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.

(b) In addition to the advances referred to herein or in the other Loan Documents, if any, Agent shall have the right, but not the obligation, to make protective advances with respect to the Property for the payment of Impositions and any other taxes, liens, assessments and charges of every character (the “Other Charges”) insurance premiums and other costs required to be incurred for the protection of the Property to the extent that Grantor does not timely pay such amounts as and when the same shall become due (and subject to Grantor’s right to contest Impositions and Other Charges set forth below), as contemplated by Section 5301.233 of the Ohio Revised Code, and such protective advances, together with interest thereon at the Default Rate from the date of each such advance, regardless of the time when such advance is made, until it is repaid in full, shall be secured by this Instrument to the fullest extent and with the highest priority contemplated by said Section 5301.233. Notwithstanding the foregoing, after prior notice to Agent, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions or Other Charges, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Grantor shall promptly upon final determination thereof pay the amount of any such Impositions or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Impositions or Other Charges from the Property; and (f) Grantor shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure the payment of any such Impositions or Other Charges, together with all interest and penalties thereon. Agent may pay over any such cash deposit or part thereof held by Agent to the claimant entitled thereto at any time when, in the judgment of Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of this Instrument being primed by any related lien.

(c) Agent is hereby authorized and empowered to do all things provided to be done by a Agent under Section 1311.14 of the Ohio Revised Code and other applicable law, and any present or future amendments or supplements thereto, for the protection of Agent’s interest in the Property, only after Agent has given written notice to Grantor of Agent’s intention to do such things under said Section 1311.14 and other applicable law, and Agent shall do such things only if Grantor advises Agent in writing, not later than ten (10) days following receipt of said notice from Agent, of the reason why Agent should not do such things and such reason is inadequate in Agent’s opinion reasonably exercised. The failure of Grantor to respond within said ten (10) day period shall entitle Agent to do such things at any time thereafter. The rights of Agent under this Section 4.02(c) shall be subject to any rights of Grantor set forth in this Instrument or any other Loan Document with respect to the matters as to which Agent is proposing to exercise its rights, including the right of Grantor to contest Impositions and Other Charges in accordance with Section 4.02(b) above, and Agent shall exercise its rights under this Section 4.02(c) if and only to the extent that Grantor has failed to perform the matters that are the subject of such rights as and when required to be performed by it pursuant to this Instrument and/or the other Loan Documents.

(d) The Secured Debt secured by this Instrument is a “business loan” within the meaning of Section 1343.01 of the Ohio Revised Code.

(e) With respect to any agreement by Grantor in this Instrument or in any other Loan Documents to pay Lenders attorneys’ fees and disbursements incurred in connection with the Credit Agreement, Grantor agrees that each Loan Document is a “contract of indebtedness” and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Section 1319.02 of the Ohio Revised Code, as such section may hereafter be amended.

ARTICLE 5– COMPLIANCE WITH CREDIT AGREEMENT

5.01 Representations and Warranties. In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30 and 6.32.

5.02 Covenants and Agreements. The Grantor covenants and agrees that so long as any Loan, Note or Letter of Credit is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 7.2, 7.3, 7.4(e), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 18.9, 21, and 25. For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

ARTICLE 6 – LEASEHOLD MORTGAGE PROVISIONS

6.01 Status of Ground Lease. Grantor hereby warrants and represents as follows: (i) the Ground Lease constitutes the sole agreement between Fee Mortgagor and the Leasehold Mortgagor with respect to the Leased Premises and is in full force and effect in accordance with its terms, covenants and conditions, unmodified by any writing or otherwise; (ii) that the Ground Lease is a valid and subsisting lease of the Leased Premises and other property leased pursuant to the Ground Lease; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) Leasehold Mortgagor enjoys the quiet and peaceful possession of the Leased Premises demised by the Ground Lease, subject to the terms thereof; (v) neither Leasehold Mortgagor nor Fee Mortgagor is in default under any of the terms of the Ground Lease and, to Grantor’s knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default or event of default thereunder; (vi) there are no encumbrances of the Ground Lease except as set forth on Exhibit B hereto and (v) that a true and correct copy of the Ground Lease has been delivered by Grantor to Agent.

6.02 Continuation of Ground Lease. Leasehold Mortgagor shall not, except with the prior written consent of Agent, (i) cancel, terminate, or surrender the Ground Lease, or consent to, acquiesce in or accept any cancellation, rejection or termination thereof, or permit any condition or event to exist which would terminate or cancel the same or permit such termination or cancellation, or (ii) consent or fail to object to any attempt by Fee Mortgagor to sell or transfer its interest in the Leased Premises and the Improvements thereon free and clear of the Ground Lease, or (iii) amend, modify or otherwise change any term, covenant or condition of the Ground Lease, or (iv) take any action in connection with the Ground Lease which would have the effect of materially impairing the value of Leasehold Mortgagor’s interest thereunder or of the Leased Premises, or of materially impairing the interest of Agent or Lenders therein, or (v) waive, excuse or discharge any of the material obligations and agreements of any other party under the Ground Lease, or subordinate or consent to the subordination of the Ground Lease to any mortgage or deed of trust on any party’s interest in the property demised by the Ground Lease or consent to any restriction, covenant or agreement affecting the leasehold estate created by the Ground Lease, or (vi) further assign, transfer, convey, pledge, encumber or permit the encumbrance of its interest under the Ground Lease. Any attempt on the part of Leasehold Mortgagor to exercise any of the forgoing rights without such written consent of Agent shall be null and void and of no effect.

6.03 Assignment of Rights under Ground Lease. As further security for the payment of the Secured Obligations and for the performance of the covenants contained in this Instrument, Leasehold Mortgagor hereby assigns to Agent, on behalf of the Lenders, all of its rights, privileges and prerogatives to terminate, subordinate, cancel, modify, change, supplement, alter, amend, renew, consent or object to any attempted transfer of Fee Mortgagor’s interest in the Leased Premises and the Improvements thereon free and clear of the Ground Lease, extend or give consents or approvals under the Ground Lease (including, without limitation, the right to elect to accede to any rejection of the Ground Lease in any bankruptcy proceeding of the landlord thereunder), either orally, by course of conduct or in writing, and any such termination, subordination, cancellation, modification, change, supplement, alteration, amendment, extension, consent or approval of or under the Ground Lease by Leasehold Mortgagor, without the prior written consent thereto by Agent, shall be void and of no force and effect. Provided that no Event of Default has occurred and is continuing, Leasehold Mortgagor shall be permitted to exercise its rights, privileges and prerogatives to renew or extend the Ground Lease to the extent otherwise permitted hereunder.

6.04 Delivery of Notices. Leasehold Mortgagor shall furnish to Agent such information and evidence as Agent may reasonably require concerning the due observance, performance and compliance with the terms, covenants and provisions, of the Ground Lease including, but not limited to, any evidence of efforts to cure any default during any applicable grace period under the Ground Lease. If, pursuant to the Ground Lease, Fee Mortgagor shall deliver to Agent a copy of any written notice of default or event of default given to Leasehold Mortgagor, such notice shall constitute full authority and protection to Agent for any action taken or omitted to be taken by Agent in good faith in reliance thereon to cure such default (and any such cure shall not constitute the curing of any Default or Event of Default under this Instrument).

6.05 Performance of Ground Lease by Leasehold Mortgagor. Leasehold Mortgagor will pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due (without allowance for any cure or grace periods) and Leasehold Mortgagor will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the lessee thereunder to be kept, observed and performed (without allowance for any cure or grace periods). Leasehold Mortgagor will enforce the obligations of Fee Mortgagor under the Ground Lease to the end that Leasehold Mortgagor may enjoy all of the rights granted to it under the Ground Lease.

6.06 Cure. In the event of any default in the observance or performance of any of the terms, covenants or conditions to be observed or performed under the Ground Lease, Agent may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Leasehold Mortgagor under the Ground Lease in the name of and on behalf of Leasehold Mortgagor. Agent shall promptly provide to Leasehold Mortgagor notice of any such action taken by Agent, but Agent’s right to take any such action shall not be conditioned upon giving any such notice. For the purposes of curing any breach of Leasehold Mortgagor’s covenants contained in this section, or in order to cure any failure of compliance, default or event of default referred to in this section, or effecting, in whole or in part, any such cure, Agent may do (but shall be under no obligation to do) any act or execute any document in the name of Leasehold Mortgagor or as its attorney-in-fact and, to facilitate this right of Leasehold Mortgagor, Leasehold Mortgagor hereby irrevocably appoints Agent, with full power of substitution, its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which may be necessary or in the opinion of Agent desirable to effect any such cure, or preserve any rights of Leasehold Mortgagor under, or to effect compliance in whole or in part with, the Ground Lease, and Agent and any person designated by Agent are hereby granted the right to enter upon the Property at any time and from time to time for the purpose of taking such action; and any and all payments made and costs incurred by Agent in connection therewith, including reasonable attorneys’ fees, shall be secured by this Instrument and, upon demand, shall be repaid by Leasehold Mortgagor to Lenders with interest thereon at the Default Rate. Leasehold Mortgagor hereby expressly agrees that any “Event of Default” under the Ground Lease shall constitute and be deemed to be an Event of Default under this Instrument, which shall not be subject to notice or right to cure prior to becoming an “Event of Default” hereunder.

6.07 No Merger. So long as the Secured Obligations shall remain unpaid, unless Agent shall otherwise give its written consent, the fee title and the leasehold estate in the property demised by the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in the Fee Mortgagor, Lenders, Leasehold Mortgagor, or any third party, whether by purchase or otherwise. In case Leasehold Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Ground Lease, this Instrument shall automatically attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Instrument. Leasehold Mortgagor agrees to execute all instruments and documents which Agent may reasonably require to ratify, confirm and further evidence Agent’s lien and security title on the acquired estate, title or interest in respect of Leasehold Mortgagor and to deliver an endorsement to the title policy for the Land insuring this Instrument as a first priority lien on Leasehold Mortgagor’s fee simple title to the Land without additional exception. Furthermore, Leasehold Mortgagor hereby appoints Agent its true and lawful attorney in fact to execute and deliver all such instruments and documents in the name and on behalf of Leasehold Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as the Secured Obligations remain outstanding.

6.08 No Release. No release or forbearance of any of Leasehold Mortgagor’s obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Leasehold Mortgagor from any of its obligations under this Instrument, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

6.09 Elections. Leasehold Mortgagor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to Section 6.11 below) for which a right to do so is conferred upon Leasehold Mortgagor as lessee under the Ground Lease without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to Agent, shall vest in and be exercisable solely by Agent.

6.10 Arbitration Proceedings. Leasehold Mortgagor will give Agent prompt written notice of the commencement of any arbitration, mediation, accounting or appraisal proceeding under and pursuant to the provisions of the Ground Lease. Agent shall have the right to intervene and participate in any such proceeding and Leasehold Mortgagor shall confer with Agent to the extent which Agent deems reasonably necessary for the protection of Agent. Upon the written request of Agent, Leasehold Mortgagor will exercise all rights of arbitration, mediation, accounting or appraisal conferred upon it by the Ground Lease. Leasehold Mortgagor shall select an arbitrator, mediator, accountant or appraiser who is approved in writing by Agent, provided, however, that if at the time any such proceeding shall be commenced, Leasehold Mortgagor shall be in default in the performance or observance of any covenant, condition or other requirement of the Ground Lease, or an Event of Default exists under this Instrument, on the part of Leasehold Mortgagor to be performed or observed, or Leasehold Mortgagor fails to select such Person in accordance with the terms of the Ground Lease, Agent shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Leasehold Mortgagor the arbitrator, mediator, accountant or appraiser in such proceeding.

6.11 Exercise of Options. Leasehold Mortgagor may exercise any right to renew or extend the term of the Ground Lease contained therein without the prior written consent of Agent. Leasehold Mortgagor shall give Agent simultaneous written notice of the exercise of such option or right to renew or extend, together with a copy of the instrument given to the lessor under the Ground Lease exercising such option or right, and, thereafter, shall promptly deliver to Agent a copy of any acknowledgment by the lessor under such Ground Lease with respect to the exercise of such option or right. If such option or right has not been exercised as aforesaid, then not more than one hundred eighty (180) and not less than one hundred fifty (150) days before the right of Leasehold Mortgagor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, Leasehold Mortgagor shall give Agent written notice specifying the date, term and manner for which such option or renewal is to be exercised. Within fifteen (15) business days of written demand by Agent, Leasehold Mortgagor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Instrument or to comply with any law affecting Leasehold Mortgagor or Agent or which is necessary, in Agent’s reasonable judgment, to preserve the value of the security intended to be afforded by this Instrument. Leasehold Mortgagor shall promptly provide evidence of such exercise of such option or right to Agent’s reasonable satisfaction. In the event that Leasehold Mortgagor fails to so exercise any such option or right or in the event of any default hereunder which is continuing beyond the applicable cure periods, Leasehold Mortgagor hereby agrees and grants to Agent all right and authority to exercise such option in the name of Leasehold Mortgagor or in its own name. Notwithstanding anything herein to the contrary, Leasehold Mortgagor shall not exercise any purchase options, rights of first offer or rights of first refusal in the Ground Lease without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed including, without limitation, delivery of a mortgage on the fee interest. Nothing contained herein shall affect or limit any rights of Agent granted under the Ground Lease.

6.12 Bankruptcy.

(a) The lien of this Instrument shall attach to all of Leasehold Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Leasehold Mortgagor’s rights to remain in possession of the Property. In the event that the Fee Mortgagor should become subject to any bankruptcy proceedings, Leasehold Mortgagor shall not accept any rejection by such Person or trustee on behalf of such Person in bankruptcy as terminating the Ground Lease, but, instead, shall remain in possession of the premises leased pursuant to the Ground Lease to the full extent permitted by law. Without limiting the foregoing, no such acceptance of any rejection of the Ground Lease or treatment of the Ground Lease as terminated by Leasehold Mortgagor shall be effective unless consented to in writing by Agent.

(b) Leasehold Mortgagor shall not, without Agent’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1). Any such election made without Agent’s consent shall be void. If the Ground Lease is rejected in any case, proceeding or other action commenced by or against the Fee Mortgagor (or any person or party constituting or having an interest in the Ground Lease) under the Bankruptcy Code or any comparable federal or state statute or law, (i) Leasehold Mortgagor, promptly after obtaining notice thereof, shall give written notice thereof to Agent, and (ii) this Instrument and all the liens, terms, covenants and conditions of this Instrument shall extend to and cover Leasehold Mortgagor’s possessory rights under Subsection 365(h) of the Bankruptcy Code (including all renewal and extension rights) and to any offsets and claim for damages due to Fee Mortgagor’s rejection of the Ground Lease. In addition, Leasehold Mortgagor hereby collaterally assigns to Agent, Leasehold Mortgagor’s rights to remain in possession of the premises demised under the Ground Lease and to offset rents under the Ground Lease under Subsections 365(h)(1)(A)(ii) and 365(h)(1)(B) of the Bankruptcy Code in the event any case, proceeding or other action is commenced by or against the Fee Mortgagor under the Bankruptcy Code or any comparable federal or state statute or law. Leasehold Mortgagor hereby assigns to Agent Leasehold Mortgagor’s right under Subsection 365(d)(4)(B) to seek an extension of the 120-day period within which Leasehold Mortgagor must accept or reject the Ground Lease under Subsection 365(d)(4)(A) of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Leasehold Mortgagor under the Bankruptcy Code or comparable federal or state statute or law. Furthermore, if Leasehold Mortgagor shall desire to reject the Ground Lease under the Bankruptcy Code or any comparable federal or state statute or law, Leasehold Mortgagor shall, at Agent’s request, assign its interest in the Ground Lease to Agent in lieu of rejecting the Ground Lease as described above, upon receipt by Leasehold Mortgagor of written notice from Agent of such request together with the agreement of Agent to cure any existing defaults of Leasehold Mortgagor under the Ground Lease to the extent required thereunder. Leasehold Mortgagor hereby waives, for the benefit of Agent, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code or of any other creditors rights law which gives or purports to give Leasehold Mortgagor any right of election to terminate the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of any bankruptcy or other debtor relief proceeding of Leasehold Mortgagor or any other Person including, without limitation, Fee Mortgagor.

(c) In the event Fee Mortgagor, as debtor in possession, or a trustee for Fee Mortgagor, attempts to transfer its interest in the Land and the Improvements free and clear of the Ground Lease pursuant to Section 363 of the Bankruptcy Code or pursuant to any other creditors rights law, Leasehold Mortgagor shall not consent, acquiesce or fail to object to such attempted transfer. Any such consent, acquiescence or failure to object shall be null and void. In any event, Leasehold Mortgagor hereby waives, for the benefit of Agent, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code or of any other creditors rights law which gives or purports to give Leasehold Mortgagor or Fee Mortgagor any right to consent to or acquiesce in the transfer of the Fee Mortgagor’s interest in the Land and the Improvements free and clear of the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of any bankruptcy or other debtor relief proceeding of Fee Mortgagor or any other Person.

(d) Leasehold Mortgagor hereby unconditionally assigns, transfers and sets over to Agent all of Leasehold Mortgagor’s claims and rights to offsets and the payment of damages arising from any rejection of the Ground Lease by Fee Mortgagor or any other fee owner of the Property under the Bankruptcy Code. Agent shall have the right to proceed in its own name or in the name of Leasehold Mortgagor in respect of any offsets, claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Leasehold Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the Fee Mortgagor or any fee owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing offsets, claims, rights and remedies, and shall continue in effect until all of the Secured Obligations have been satisfied and discharged in full. Any amounts received by Agent as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Agent (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the provisions of the Loan Documents. Leasehold Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Agent, a UCC Financing Statement (Form UCC 1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Agent to effectuate and carry out the assignment made pursuant to this Section and any other powers granted to Agent.

(e) If pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1)(B), Leasehold Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the Fee Mortgagor or any fee owner of any of their obligations under the Ground Lease after the rejection by the Fee Mortgagor or any fee owner of the Ground Lease under the Bankruptcy Code, Leasehold Mortgagor shall, prior to effecting such offset, notify Agent in writing of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Agent shall have the right to object to all or any part of such offset that, in the reasonable judgment of Agent, would constitute a breach of the Ground Lease, and in the event of such objection, Leasehold Mortgagor shall not effect any offset of the amounts so objected to by Agent. Neither Agent’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Agent.

(f) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Fee Mortgagor or any fee owner, the Property or the Ground Lease in connection with any case under the Bankruptcy Code, Agent shall have the option, exercisable upon written notice from Agent to Leasehold Mortgagor, to conduct and control any such litigation with counsel of Agent’s choice. Agent may proceed in its own name or in the name of Leasehold Mortgagor in connection with any such litigation, and Leasehold Mortgagor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Agent in connection therewith. Leasehold Mortgagor shall, upon demand, pay to Agent all costs and expenses (including attorneys’ fees) paid or incurred by Agent in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Leasehold Mortgagor as aforesaid shall be secured by the lien of this Instrument and shall be added to the principal amount of the indebtedness secured hereby. Leasehold Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease and its value as security for the obligations secured by this Instrument), in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(g) Leasehold Mortgagor shall, after obtaining knowledge thereof, promptly notify Agent in writing of any filing by or against the Fee Mortgagor or other fee owner of a petition under the Bankruptcy Code. Leasehold Mortgagor shall promptly deliver to Agent, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Leasehold Mortgagor in connection with any such petition and any proceedings relating thereto.

(h) If there shall be filed by or against Leasehold Mortgagor a petition under the Bankruptcy Code and Leasehold Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Leasehold Mortgagor shall give Agent not less than thirty (30) days’ prior written notice of the date on which Leasehold Mortgagor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Agent shall have the right, but not the obligation, to serve upon Leasehold Mortgagor within such thirty (30) day period a notice stating that Agent demands that Leasehold Mortgagor assume and assign the Ground Lease to Agent pursuant to Section 365 of the Bankruptcy Code. If Agent shall serve upon Leasehold Mortgagor the notice described in the preceding sentence, Leasehold Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

6.13 No Assumption. Notwithstanding anything to the contrary contained herein, this Instrument shall constitute an assignment of the Ground Lease for collateral purposes only and Agent shall have no liability or obligation thereunder by reason of its acceptance of this Instrument.

6.14 New Lease. If the Ground Lease is canceled or terminated, and if Agent or its nominee shall acquire an interest in any new lease of the property demised thereby, Leasehold Mortgagor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

6.15 Estoppel. Within twenty (20) days after written demand by Agent, Leasehold Mortgagor shall use commercially reasonable efforts to cause the Fee Mortgagor to deliver an estoppel certificate in a form substantially similar to that estoppel certificate being delivered by the Fee Mortgagor to Agent on or around the date hereof, among other things, setting forth (i) the name of the tenant thereunder, (ii) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the Ground Lease, (iv) the date to which all rental charges have been paid by the tenant under the Ground Lease, (v) whether there are any alleged defaults of the tenant under the Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vi) such other matters as may be reasonably requested by Agent.

6.16 Liability. Agent shall be liable for the obligations of Leasehold Mortgagor arising under the Ground Lease for only that period of time which Agent has acquired, by foreclosure or otherwise, and is holding all of the Leasehold Mortgagor’s right, title and interest therein.

6.17 Liens Upon Fee. In the event any lien or encumbrance, other than those exceptions shown in the title policy in favor of Agent insuring the lien of this Instrument, now or hereafter exists upon the fee title of Fee Mortgagor under the Ground Lease or the leasehold estate, Leasehold Mortgagor will do or cause to be done everything necessary to preserve and protect: (i) the leasehold estate, from loss by reason of sale under or foreclosure of any such lien or encumbrance; and (ii) the title and possession of the leasehold estate so that these presents shall be and continue to be a first and prior lien on all of the Property, subject only to those exceptions shown in the title policy in favor of Agent insuring the lien of this Instrument.

[SIGNATURES ON NEXT PAGE]

THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, Grantor and Agent have executed this Instrument as of the day and year first above written.

FEE MORTGAGOR:

GREEN WELLNESS INVESTORS, LLLP, a Florida limited liability limited partnership

By:	HC-1940 Town Park Boulevard, LLC, a Delaware limited liability company, its General Partner

	By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

		By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

			By:	/s/ John E. Carter
Name: John E. Carter
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Open-End Mortgage]

LEASEHOLD MORTGAGOR:

GREEN MEDICAL INVESTORS, LLLP, a Florida limited liability limited partnership

By:	HC-1946 Town Park Boulevard, LLC, a Delaware limited liability company, its General Partner

	By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

		By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

			By:	/s/ John E. Carter
Name: John E. Carter
Title: Chief Executive Officer

[Signature Page to Open-End Mortgage]

ACKNOWLEDGMENT

THE STATE OF FLORIDA	§
§
COUNTY OF HILLSBOROUGH	§

The foregoing instrument was acknowledged before me the 26 day of August, 2013, by John E. Carter, as Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., a Maryland corporation, which is the general partner of Carter/Validus Operating Partnership, LP, a Delaware limited partnership, which is the sole member of HC-1940 Town Park Boulevard, LLC, a Delaware limited liability company, which is the general partner of Green Wellness Investors, LLLP, a Florida limited liability limited partnership, on behalf of said limited liability limited partnership.

(SEAL)	/s/ Demetra Elliott
Notary Public

My Commission Expires:	Print Name of Notary:
2/11/15	Demetra Elliott

ACKNOWLEDGMENT

THE STATE OF FLORIDA	§
§
COUNTY OF HILLSBOROUGH	§

The foregoing instrument was acknowledged before me the 26 day of August, 2013, by John E. Carter, as Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., a Maryland corporation, which is the general partner of Carter/Validus Operating Partnership, LP, a Delaware limited partnership, which is the sole member of HC-1946 Town Park Boulevard, LLC, a Delaware limited liability company, which is the general partner of Green Medical Investors, LLLP, a Florida limited liability limited partnership, on behalf of said limited liability limited partnership.

(SEAL)	/s/ Demetra Elliott
Notary Public

My Commission Expires:	Print Name of Notary:
2/11/15	Demetra Elliott

[Signature Page to Open-End Mortgage]

AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Kevin P. Murray
Name: Kevin P. Murray Title: Senior Vice President

[Signature Page to Open-End Mortgage]

ACKNOWLEDGMENT

THE STATE OF GEORGIA	§
§
COUNTY OF FULTON	§

The foregoing instrument was acknowledged before me the 28 day of August, 2013, by Kevin P. Murray, as Senior Vice President KeyBank National Association, a national banking association, as Agent, on behalf of said national banking association.

(SEAL)	/s/ Deborah A. Parker
Notary Public

My Commission Expires:	Print Name of Notary:
June 29, 2014	Deborah A. Parker

THIS INSTRUMENT PREPARED BY AND UPON

RECORDING RETURN TO:

Brian T. Holmes, Esq.

McKenna Long & Aldridge LLP

Suite 5300

303 Peachtree Street NE

Atlanta, Georgia 30308

[Signature Page to Open-End Mortgage]

EXHIBIT “A”

LEGAL DESCRIPTION

FEE PARCEL

Situated in the City of Green, County of Summit and State of Ohio:

And known as being a part of Northeast Quarter of Section 22 of former Green Township, also known as being part of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55756926 of the Summit County Records and more fully described as follows:

Beginning at a 1-inch bar in monument box found at the centerline intersection of Massillon Rd. (S.R. 241) and Town Park Boulevard;

Thence South 06 deg. 07’ 20” East, along the centerline of said Massillon Rd., a distance of 77.93 feet to a point;

Thence North 83 deg. 53’ 57” East a distance of 50.00 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at the true place of beginning for the parcel of land herein described;

Thence along the Southerly right-of-way line of Town Park Boulevard (76 feet wide) as recorded in Reception #55770365 of the Summit County Records, which is the arc of a circle curving to the right, having a central angle of 89 deg. 58’ 01”, a radius of 40.00 feet, a chord bearing of North 38 deg. 51’ 40” East, a chord distance of 56.55 feet, a tangent of 39.98 feet, and an arc length of 62.81 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at a point of tangency;

Thence North 83 deg. 50’ 41” East, continuing along the Southerly right-of-way line of said Town Park Boulevard, a distance of 17.96 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at a point of curvature;

Thence, continuing along the Southerly right-of-way line of said Town Park Boulevard which is the arc of a circle curving to the right, having a central angle of 08 deg. 18’ 03”, a radius of 762.00 feet, a chord bearing of North 87 deg. 59’ 42” East, a chord distance of 110.30 feet, a tangent of 55.29 feet, and an arc length of 110.40 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at a point of tangency;

Thence South 87 deg. 51’ 16” East, continuing along the Southerly right-of-way line of said Town Park Boulevard, a distance of 432.41 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at a point of curvature;

Thence, continuing along the Southerly right-of-way line of said Town Park Boulevard which is the arc of a circle curving to the right, having a central angle of 37 deg. 28’ 21”, a

EXHIBIT “A” - PAGE 1

radius of 762.00 feet, a chord bearing of South 69 deg. 07’ 06” East, a chord distance of 489.53 feet, a tangent of 258.46 feet, and an arc length of 498.36 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set;

Thence South 02 deg. 06’ 16” West, along the Westerly line of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55756927 of the Summit County Records and along the Westerly line of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55756928 of the Summit County Records a distance of 870.07 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set;

Thence North 87 deg. 48’ 40” West, along the Northerly right-of-way line of Steese Road (50 feet wide) as recorded in Reception #55770364 of the Summit County Records, a distance of 81.27 feet to a 2-inch iron pipe (bent) found;

Thence North 02 deg. 06’ 16” East, along the Easterly line of lands now or formerly owned by Green Center Inc. as recorded in Reception #54208464 of the Summit County Records, a distance of 273.75 feet to a 3/4-inch iron pipe found;

Thence North 87 deg. 42’ 54” West, along the Northerly line of said Green Center Inc. lands, a distance of 875.69 feet to a 5/8-inch capped rebar (GBC Design, Inc.) to be set;

Thence North 06 deg. 07’ 17” West, along the Easterly right-of-way line of said Massillon Rd., a distance of 13.53 feet to a 5/8-inch capped rebar (GBC Design, Inc.) to be set;

Thence North 09 deg. 22’ 00” West, continuing along the Easterly right-of-way line of said Massillon Rd., a distance of 88.24 feet to a 5/8-inch capped rebar (GBC Design, Inc.) to be set;

Thence North 06 deg. 07’ 20” West, continuing along the Easterly right-of-way line of said Massillon Rd., a distance of 448.84 feet to a 5/8-inch capped rebar (GBC Design, Inc.) to be set;

Thence South 87 deg. 52’ 47” East, continuing along the Easterly right-of-way line of said Massillon Rd., a distance of 5.05 feet to a 5/8-inch capped rebar (GBC Design, Inc.) to be set;

Thence North 06 deg. 07’ 20” West, continuing along the Easterly right-of-way line of said Massillon Rd., a distance of 153.02 feet to the true place of beginning and containing 17.4728 acres of land, more or less, as surveyed in August, 2010 by Louis J. Giffels, Registered Surveyor No. 7790, with GBC Design, Inc., but subject to all legal highways and any restrictions, reservations, or easements of record.

Basis of bearing for this description is South 87 deg. 45’ 57” East along the Northerly line of the Northeast Quarter of Section 22 of former Green Township as recorded in Reception #54873851 of the Summit County Records and also shown on the record survey recorded in Reception #54873852 of the Summit County Records.

EXHIBIT “A” - PAGE 2

EASEMENT PARCEL A

Non-Exclusive Easements for Access, Parking and Utilities contained in Declaration of Easements, Covenants and Restrictions between Green Wellness Investors, LLLP, Green Medical Investors, LLLP and Akron General Medical Center, filed for record April 13, 2011 in Reception No. 55772586, of the Summit County Records.

EASEMENT PARCEL B

Easement for a Helipad & Avigation contained in Helipad & Avigation Easement from Akron General Medical Center to Green Wellness Investors, LLLP, a Florida limited liability limited partnership, filed for record April 13, 2011 in Reception No. 55772587, of the Summit County Records over the area depicted on the site plan attached to the easement as Exhibit “C”

EASEMENT PARCEL C

Non-Exclusive Easement for Drainage contained in a Drainage Easement Agreement by and between Akron General Medical Center and Green Wellness Investors, LLLP, filed for record April 13, 2011 in Reception No. 55772588, of the Summit County Records over the following described property:

Situated in the City of Green, County of Summit, State of Ohio and known as being part of Northeast Quarter of Section 22 of former Green Township, also known as being part of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55756927 of the Summit County records and more fully described as follows:

Beginning at the northeasterly corner of Steese Road Dedication as recorded in Reception #55770364 of the Summit County records;

Thence N 02 degrees 06’ 16” E, along the easterly line of line of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55756926 of the Summit County Records, a distance of 342.40 feet to a point, which is the True Place of Beginning for the easement herein described;

Thence continuing N 02 degrees 06’ 16” E, along the easterly line of said Union Square Investments, Ltd. lands as recorded in Reception #55756926 of the Summit County records, a distance of 20.06 feet to a point;

Thence S 83 degrees 37’ 33” E, a distance of 96.82 feet to a point;

Thence S 06 degrees 22’ 27” W, a distance of 12.41 feet to a point;

EXHIBIT “A” - PAGE 3

Thence S 68 degrees 58’ 26” W, along the southerly line of said Union Square Investments, Ltd. lands as recorded in Reception #55756927 of the Summit County records a distance of 16.48 feet to a point;

Thence N 83 degrees 37’ 33” W, a distance of 80.69 feet to the True Place of Beginning and containing 0.0428 Acres of land, more or less as determined in April, 2011 by Louis J. Giffels, Registered Survey No. 7790, with GBC Design, Inc., but subject to all legal highways.

*Basis of bearing for this description is S 87 degrees 45’ 57” E along the northerly line of the Northeast Quarter of Section 22 of former Green Township as recorded in Reception #54873851 of the Summit County records and also shown on the record survey recorded in Reception #54873852 of the Summit County Records.

EASEMENT PARCEL D

Non-Exclusive Drainage Easement contained in a Drainage Easement Agreement by and between Union Square Investments, Ltd., Green Wellness Investors, LLLP and Akron General Medical Center, filed for record April 13, 2011 in Reception No. 55772589, of the Summit County Records.

EASEMENT PARCEL E

Non-exclusive easement for access, parking, signage, utilities, party wall and interior access for the benefit of Fee Parcel No. 1 and Subleasehold Parcel No. 3 contained in a Declaration of Easement Agreement between Green Wellness Investors, LLLP and Green Medical Investors, LLLP, filed for record on October 3, 2011 and recorded in Instrument No. 55807967 of Summit County Records over the following described property:

Situated in the City of Green, County of Summit, State of Ohio and known as being part of Northeast Quarter of Section 22 of former Green Township, also known as being part of lands now or formerly owned by Union Square Investments, Ltd. as recorded in Reception #55723301 of the Summit County Records and more fully described as follows:

Beginning at a 1” bar in monument box found at the centerline intersection of Massillon Rd. (S.R. 241) and Town Park Boulevard (76’ wide);

Thence N 83 degrees 50’ 41” E, along the centerline of said Town Park Boulevard, a distance of 107.91 feet to a point of curvature;

Thence continuing along the centerline of said Town Park Boulevard, which is the arc of a circle curving to the right, having a central angle of 8 degrees 18’ 03”, a radius of 800.00 feet, a chord bearing N 87 degrees 59’ 42” E, a chord distance of 115.80 feet, a tangent of 58.05 feet, and an arc length of 115.90 feet to a point of tangency;

EXHIBIT “A” - PAGE 4

Thence S 87 degrees 51’ 16” E, continuing along the centerline of said Town Park Boulevard, a distance of 134.56 feet to a point;

Thence S 02 degrees 08’ 44” W, a distance of 38.00 feet to a point, which is the True Place of Beginning for the parcel of land herein described;

Thence S 87 degrees 51’ 16” E, along a southerly line of said Town Park Boulevard, a distance of 297.85 feet to a 5/8” capped rebar (GBC Design, Inc.) set at a point of curvature;

Thence continuing along a southerly line of said Town Park Boulevard, along an arc of a circle curving to the right, having a central angle of 37 degrees 28’ 21”, a radius of 762.00 feet, having a chord bearing of S 69 degrees 07’ 06” E, a chord distance of 489.53 feet, a tangent of 258.46 feet, and an arc length of 498.36 feet to a 5/8” capped rebar (GBC Design, Inc.) set;

Thence S 02 degrees 06’ 16” W, along a new lease line, a distance of 152.89 feet to a point;

Thence N 87 degrees 38’ 51” W, along a new lease line, a distance of 73.12 feet to a point;

Thence N 56 degrees 33’ 22” W, along a new lease line, a distance of 204.75 feet to a point;

Thence S 59 degrees 29’ 21” W, along a new lease line, a distance of 87.79 feet to a point;

Thence N 74 degrees 58’ 09” W, along a new lease line, a distance of 143.11 feet to a point;

Thence S 67 degrees 13’ 44” W, along a new lease line, a distance of 76.17 feet to a point;

Thence S 58 degrees 28’ 45” W, along a new lease line, a distance of 24.12 feet to a point;

Thence S 68 degrees 35’ 00” W, along a new lease line, a distance of 8.33 feet to a point;

Thence S 21 degrees 25’ 00” E, along a new lease line, a distance of 1.07 feet to a point;

Thence S 68 degrees 33’ 31” W, along a new lease line, a distance of 120.95 feet to a point;

Thence N 21 degrees 27’ 00” W, along a new lease line, a distance of 89.20 feet to a point;

Thence N 68 degrees 35’ 00” E, along a new lease line, a distance of 2.00 feet to a point;

Thence N 21 degrees 25’ 00” W, along a new lease line, a distance of 24.00 feet to a point;

Thence N 72 degrees 08’ 33” W, along a new lease line, a distance of 66.03 feet to a point;

Thence N 01 degrees 32’ 39” E, along a new lease line, a distance of 158.71 feet to a point of curvature;

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Thence along a new lease line, along an arc of a circle curving to the right, having a central angle of 44 degrees 48’ 44”, a radius of 51.59 feet, having a chord bearing of N 25 degrees 53’ 14” E, a chord distance of 39.33 feet, a tangent of 21.27 feet, and an arc length of 40.35 feet to the True Place of Beginning and containing 4.0000 Acres of land, more or less, as determined in January, 2011 by Louis J. Giffels, Registered Surveyor No. 7790, with GBC Design, Inc.

*Basis of bearing for this description is S 87 degrees 45’ 57” E along the northerly line of the Northeast Quarter Section 22 of former Green Township as recorded in Reception #54873851 of the Summit County Records and also shown on the record survey recorded in Reception #54873852 of the Summit County Records.

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EXHIBIT “B”

PERMITTED ENCUMBRANCES

Permitted Encumbrances are such matters as are shown on Schedule B to the Loan Title Insurance Policy File No. 504121098, as modified and amended by the pro forma endorsement attached thereto having File No. 504130176, issued by Chicago Title Insurance Company to the Agent in connection with this Instrument.

EXHIBIT “B” - PAGE 1

EXHIBIT “C”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

1.	Green Wellness Investors, LLLP, a limited liability limited partnership organized under the laws of the State of Florida. Debtor has been using or operating under said name and identity or corporate structure without change since September 21, 2010.

Names and Tradenames used within last five years:

None

Location of all chief executive offices over last five years:

4211 W. Boy Scout Boulevard, Suite 500, Tampa, Florida 33607.

Organizational Number: A10000000558

2.	Green Medical Investors, LLLP, a limited liability limited partnership organized under the laws of the State of Florida. Debtor has been using or operating under said name and identity or corporate structure without change since November 23, 2010.

Names and Tradenames used within last five years:

None

Location of all chief executive offices over last five years:

4211 W. Boy Scout Boulevard, Suite 500, Tampa, Florida 33607.

Organizational Number: A10000000755

B.	Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

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Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

Green Wellness Investors, LLLP

Green Medical Investors, LLLP

4211 W. Boy Scout Boulevard

Suite 500

Tampa, Florida 33607

Attn: Todd Sakow, Chief Financial Officer

B.	The mailing address of Secured Party is:

KeyBank National Association

4910 Tiedeman Road

3rd Floor

Brooklyn, Ohio 44144

Attn: Real Estate Capital Services

Schedule 2 - Page 1

EXHIBIT “D”

LEGAL DESCRIPTION – MOB TRACT

Situated in the City of Green, County of Summit and State of Ohio:

And known as being a part of Northeast Quarter of Section 22 of former Green Township, also known as being part of lands now or formerly owned by Green Wellness Investors, LLLP, as recorded in Reception #55772578 of the Summit County Records and more fully described as follows:

Beginning at a 1-inch bar in monument box found at the centerline intersection of Massillon Road (S.R. 241) and Town Park Boulevard (76 feet wide);

Thence North 83 deg. 50’ 41” East, along the centerline of said Town Park Boulevard, a distance of 107.91 feet to a point of curvature;

Thence continuing along the centerline of said Town Park Boulevard, which is the arc of a circle curving to the right, having a central angle of 8 deg. 18’ 03”, a radius of 800.00 feet, a chord bearing North 87 deg. 59’ 42” East, a chord distance of 115.80 feet, a tangent of 58.05 feet, and an arc length of 115.90 feet to a point of tangency;

Thence South 87 deg. 51’ 16” East continuing along the centerline of said Town Park Boulevard, a distance of 134.56 feet to a point;

Thence South 02 deg. 08’ 44” West, a distance of 38.00 feet to a point, which is the true place of beginning for the parcel of land herein described;

Thence South 87 deg. 51’ 16” East, along a Southerly line of said Town Park Boulevard, a distance of 297.85 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set at a point of curvature;

Thence continuing along a Southerly line of said Town Park Boulevard, along an arc of a circle curving to the right, having a central angle of 37 deg. 28’ 21”, a radius of 762.00 feet, having a chord bearing of South 69 deg. 07’ 06” East, a chord distance of 489.53 feet, a tangent of 258.46 feet, and an arc length of 498.36 feet to a 5/8-inch capped rebar (GBC Design, Inc.) set;

Thence South 02 deg. 06’ 16” West, along a new lease line, a distance of 152.89 feet to a point;

Thence North 87 deg. 38’ 51” West, along a new lease line, a distance of 73.12 feet to a point;

Thence North 56 deg. 33’ 22” West, along a new lease line, a distance of 204.75 feet to a point;

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Thence South 59 deg. 29’ 21” West, along a new lease line, a distance of 87.79 feet to a point;

Thence North 74 deg. 58’ 09” West, along a new lease line, a distance of 143.11 feet to a point;

Thence South 67 deg. 13’ 44” West, along a new lease line, a distance of 76.17 feet to a point;

Thence South 58 deg. 28’ 45” West, along a new lease line, a distance of 24.12 feet to a point;

Thence South 68 deg. 35’ 00” West, along a new lease line, a distance of 8.33 feet to a point;

Thence South 21 deg. 25’ 00” East, along a new lease line, a distance of 1.07 feet to a point;

Thence South 68 deg. 33’ 31” West, along a new lease line, a distance of 120.95 feet to a point;

Thence North 21 deg. 27’ 00” West, along a new lease line, a distance of 89.20 feet to a point;

Thence North 68 deg. 35’ 00” East, along a new lease line, a distance of 2.00 feet to a point;

Thence North 21 deg. 25’ 00” West, along a new lease line, a distance of 24.00 feet to a point;

Thence North 72 deg. 08’ 33” West, along a new lease line, a distance of 66.03 feet to a point;

Thence North 01 deg. 32’ 39” East, along a new lease line, a distance of 158.71 feet to a point of curvature;

Thence along a new lease line, along an arc of a circle curving to the right, having a central angle of 44 deg. 48’ 44”, a radius of 51.59 feet, having a chord bearing of North 25 deg. 53’ 14” East, a chord distance of 39.33 feet, a tangent of 21.27 feet, and an arc length of 40.35 feet to the true place of beginning and containing 4.0000 Acres of land, more or less, as determined in January, 2011 by Louis J. Giffels, Registered Surveyor No. 7790, with GBC Design, Inc.

Basis of bearing for this description is South 87 deg. 45’ 57” East along the Northerly line of the Northeast Quarter Section 22 of former Green Township as recorded in Reception #54873851 of the Summit County Records and also shown on the record survey recorded in Reception #54873852 of the Summit County Records.

EXHIBIT “D” - PAGE 2